Nobilis Health Corp. Announces Notification of NYSE MKT Listing Deficiency

Houston, TX, January 7, 2016 – Nobilis Health Corp. ("Nobilis" or the "Company") (TSX: NHC) (NYSE MKT: HLTH) announced today that the Company received a letter from NYSE Regulation, Inc. (the “NYSE”) stating that the NYSE has determined that the Company is not in compliance with Sections 134 and 1101 of the NYSE MKT LLC’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “3Q 10-Q”) with the Securities and Exchange Commission (the “SEC”). The letter also states that the Company’s failure to timely file its 3Q 10-Q is a material violation of its listing agreement with the NYSE and, therefore, pursuant to Section 1003(d) of the Company Guide, the NYSE is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the NYSE MKT (the “Exchange”).

The NYSE has informed the Company that, in order to maintain its listing on the Exchange, the Company must, by February 5, 2015, submit a plan of compliance (the “Plan”) addressing how it intends to regain compliance with Sections 134 and 1101 of the Company Guide by May 23, 2016 (the “Plan Period”). If the Company’s Plan is accepted by the NYSE, then the Company will be able to continue its listing during the Plan Period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the Plan. If the Company’s Plan is not accepted by the NYSE, then the Company will be subject to delisting proceedings. Furthermore, if the Plan is accepted by the NYSE, but the Company is not in compliance with the continued listing standards of the Company Guide by November 23, 2016, or if the Company does not make progress consistent with the Plan during the Plan Period, then the NYSE staff will initiate delisting proceedings as appropriate. Should the Company anticipate being unable to file its 3Q 10-Q by February 5, 2016, the Company will submit the Plan by February 5, 2016.

About Nobilis Health Corp.

Nobilis utilizes innovative direct-to-patient marketing focused on a specified set of procedures that are performed at our centers by local physicians. Currently, Nobilis owns and manages four surgical hospitals and five ambulatory surgical centers, partners with an additional 28 facilities throughout the country, and markets six independent brands.

Cautionary Statement Regarding Forward-Looking Information
This news release contains forward-looking statements (within the meaning of applicable securities laws) and financial outlooks relating to the business of the Company and the environment in which it operates. Forward-looking statements are identified by words such as "believe", "anticipate", "expect", "intend", "plan", "will", "may" and other similar expressions. Some of the forward-looking statements relate to our intent, belief, or expectations regarding our filing a compliance plan with the NYSE on or before February 5, 2016, the acceptance of that plan by the NYSE, and the completion of that plan on or before May 23, 2016, including the filing of the Form 10-Q before that date. These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that: the Company may not be able to submit the Plan by February 5, 2015; the Company may not be able to regain compliance with the Company Guide by May 23, 2016; the NYSE may not accept the Company’s Plan; the Company may not make progress consistent with the Plan during the Plan Period; the NYSE may initiate delisting proceedings, which would result in the Company’s common shares being delisted by the NYSE; and if the Company does not comply with any one or more of the timeframes set forth above, then the Company’s common shares may be delisted by the NYSE; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Additional risks and uncertainties are further discussed in the Company's regulatory filings available on the Company's web site at www.NobilisHealth.com, www.Sedar.com, and www.sec.gov in the risk factors described in the Company's Form 10-K for the fiscal year ended December 31, 2014, filed on April 2, 2015. There can be no assurance that forward-looking statements will prove to be accurate as actual outcomes and results may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, a forward-looking statement speaks only as of the date on which such statement is made. Other than as required by law, the Company undertakes no obligation to publicly update any such statement or to reflect new information or the occurrence of future events or circumstances.